Exhibit 99.1

Jupiter Wellness Appoints E-Commerce & Marketing Team to Drive Sales of its Growing Portfolio of Proprietary Health and Wellness Brands

JUPITER, FL April 18, 2022 — Jupiter Wellness, Inc. (Nasdaq: JUPW) today announced that it has appointed three sales and marketing executives to its team to drive sales of its science-backed proprietary brands and products.

Over the past two years, Jupiter has built a portfolio of award-winning wellness brands including CaniSun, fitCBD, Jack, Wellness CBD 1937, Black Belt CBD, and Felix Ambrosia, as well prescription therapeutics such as Photosil that have been featured in numerous media outlets including the Today Show, CNN, ABC, CBS, Animal Planet, AdWeek, Bloomberg, The Washington Post, Vogue, BuzzFeed, and Forbes. As the Company continues to expand its clinically tested, science-backed wellness, over-the-counter, and prescription pharmaceutical product pipeline, Jupiter’s new sales and marketing team is set to drive revenues from current and new products.

Mohammed Ahmed is an experienced marketing professional specializing in market research, consumer behavior, social media marketing, and demand generation. He was Marketing Manager for Namco USA, where he directed marketing and advertising for $40 million in annual revenues by optimizing user experience through market research, competitive analysis, consumer segmentation studies, and pricing tests. Prior, Mr. Ahmed managed a marketing team at Assistance in Marketing (AIM), a nationwide marketing agency, where he led over 170 projects in industries including pharmaceuticals and biotech. Mr. Ahmed has an MBA from Benedictine University with a concentration in marketing and holds certifications in Google AdWords, HootSuite, Salesforce, & Microsoft.

Jennifer Canon is a research, development, and marketing specialist in the personal care, over-the-counter, prescription pharmaceuticals, and topical care products industries at companies including Hydron Technologies and Greyson International which she co-founded. At Greyson International, she developed, trademarked, and launched eight new skincare products, one of which generated over $100,000 in sales during Ms. Canon’s 8-minute segment on The Home Shopping Network.

Guy Shapira is a seasoned digital marketer of nutraceuticals, health, and beauty products and services. He brings multi-decade sales, marketing, and business expertise in search engine marketing and search engine optimization, having managed multi-million-dollar campaigns on platforms including Google Ads, Bing Ads, and Facebook pay-per-click. Mr. Shapira has a proven track record of building e-commerce sales through successful brand marketing, online campaigns, and ads that optimize cost per acquired customer. Having led brands including Dietwatch, a unit of Softwatch, Healthmax, Lowest Cost Rx, Custom Help, Ambrosia Treatment Center, and others, his experience includes multiple digital marketing leadership roles from e-commerce to lead generation, DRM, brand marketing, social, blogs, Google Search Console, Google Analytics, and new website/product/service launches through CRM and Salesforce integration.

“We’re excited to have this stellar team build our brands and grow our revenues. They bring a wealth of e-commerce, brand development, and product launch expertise to Jupiter,” stated Jupiter CEO Brian John. “While we focus on our science and clinical development in dermatology for our over-the-counter and prescription products, our commercialized products continue to gain traction in the market, I am very confident this new team will bring our consumer products division to its full potential.”

About Jupiter Wellness

Jupiter Wellness, Inc. (Nasdaq: JUPW) is a leading developer of pharmaceutical cannabinoids focused on skincare therapeutics and treatments. The Company’s product pipeline incorporates cannabidiol (CBD) to address indications including psoriasis, eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter skincare products including its CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com. For additional information, please visit www.jupiterwellness.com.

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Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2021 and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Jupiter Wellness Media Contact:

Phone: 561-244-7100

Email: info@JupiterWellness.com

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